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                                  EXHIBIT 10.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       Consent of Independent Accountants

December 30, 1998


We consent to the inclusion in this prospectus for the "AUL Flexible Premium Deferred Variable Annuity" of our report dated Feburary 27, 1998, on our audits of the financial statements of American United Life Insurance Company. We also consent to the reference to our firm under the caption "Independent Accountants."



/s/ PricewaterhouseCoopers LLP